EXHIBIT 10.1

CLARCOR INC.
2014 INCENTIVE PLAN
CLARCOR Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2014 Incentive Plan (the “Plan”).

1.    PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS
2.1.    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.2.    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing or referencing any Award hereunder, which evidence may be in writing or via an electronic mail transmission as provided in Section 14.1 hereof. For avoidance of doubt, Award Agreements include any employment agreement or change of control agreement between the Company and any Participant that refers to Awards and any letter or electronic mail notifying a Participant that he or she has received an Award.
2.3.    “Board” shall mean the board of directors of the Company.
2.4.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5.    Subject to the proviso in Section 4.2(a), “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.
2.6.    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.7.    “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.
2.8.    “Director” shall mean a non-employee member of the Board.
2.9.    “Director Limit” shall have the meaning set forth in Section 4.3.
2.10.    “Dividend Equivalents” shall have the meaning set forth in Section 13.5.
2.11.    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.12.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.13.    “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the next date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on such date, or, if there is no such sale on such date, then on the next date on which a sale was reported; or (iii) if the Shares are not listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its discretion. Notwithstanding the foregoing, the Fair Market Value of any Shares tendered (either actually or by attestation) for purposes of paying the Option Price under Section 5.5(b)(ii) shall be the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on the last trading day prior to the date such Shares are tendered. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.14.    “Governance Committee” shall mean the Directors Affairs/Corporate Governance Committee of the Board or a subcommittee thereof formed by the Governance Committee to act as the Governance Committee hereunder. The Governance Committee shall consist of no fewer than two Directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.
2.15.    “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.16.    “Limitations” shall have the meaning set forth in Section 11.5.
2.17.    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.18.    “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.19.    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.20.    “Payee” shall have the meaning set forth in Section 14.2.
2.21.    “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.22.    “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.23.    “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.24.    “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.25.    “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.26.    “Permitted Assignee” shall have the meaning set forth in Section 13.3.
2.27.    “Prior Plans” shall mean the Company’s 2004 Incentive Plan and the Company’s 2009 Incentive Plan.
2.28.    “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its discretion, may impose, which restrictions may lapse separately or in combination at such time or times, and/or upon the satisfaction of such conditions, in installments or otherwise, as the Committee may deem appropriate.
2.29.    “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.30.    “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, and/or upon the satisfaction of such conditions, in installments or otherwise, as the Committee may deem appropriate.

2.31.    “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.32.    “Shares” shall mean the shares of common stock of the Company, par value $1.00 per share.
2.33.    “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.34.    “Subsidiary” shall mean any corporation or other entity (other than the Company) of which a majority of its voting power or its equity securities or equity interests is owned directly or indirectly by the Company; provided, that in the case of Incentive Stock Options, “Subsidiary” shall include only corporations in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.35.    Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.36.    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
3.    SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. (a) Subject to adjustment as provided in Section 13.2, a total of 6,600,000 Shares shall be authorized for grant under the Plan, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 1, 2013 under a Prior Plan and two and three-quarters (2.75) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 1, 2013 under a Prior Plan. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit two and three-quarters (2.75) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 14.13), no awards may be granted under any Prior Plan.
(b)    If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 1, 2013 any Shares subject to an award under the Prior Plan are forfeited, an Award expires or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 1, 2013, an award other than an option or stock appreciation right under a Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or after December 1, 2013 an option under a Prior Plan, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, or after December 1, 2013 an option or stock appreciation right under a Prior Plan, and (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, or after December 1, 2013 a stock appreciation right under a Prior Plan and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 1, 2013, options granted under a Prior Plan.
(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 11.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(d)    Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two and three-quarters (2.75) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
3.2.    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
4.    ELIGIBILITY AND ADMINISTRATION
4.1.    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2.    Administration. (a) The Plan shall be administered by the Committee, provided, however, that any matters concerning Awards to Directors, shall, subject to Section 4.2(b), be administered by the Governance Committee and all references in the Plan to the “Committee” shall be understood to refer to the Governance Committee with respect to any matters concerning Awards to Directors. Where indicated in this Plan that a matter is left to the “discretion” of the Committee, it shall be understood that such discretion is sole, absolute and conclusively binding. Subject to the foregoing, the Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder, including any holding requirement applicable to any Award of Shares; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled, suspended or subjected to additional restrictions, including in connection with any Share ownership guidelines or insider trading policies of the Company; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b)    Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.
(c)    To the extent not inconsistent with applicable law, including Section 162(m) of the Code, Section 16 of the Exchange Act, Section 157(c) of the Delaware General Corporation Law, and the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, (ii) one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company and (iii) to one or more executive officers or a committee of executive officers any of the authority of the Committee that the Committee deems necessary or desirable for the administration of the Plan, including the resolution of disputes relating to Awards, except with respect to Employees who are directors or executive officers of the Company.
4.3    Equity Limits to Directors. Notwithstanding anything in this Plan to the contrary, the maximum number of Shares subject to Awards granted during a calendar year to any Director shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with Section 13.5 on certain Awards) (the “Director Limit”). The Board may not, without the approval of the stockholders, increase the Director Limit. Notwithstanding anything in this Section 4.3, the Director Limit shall not apply to any Shares granted to a Director in lieu of the Annual Retainer pursuant to Section 10, and the value of any such Shares granted in lieu of the Annual Retainer shall be ignored for purposes of calculating the Director Limit.
5.     OPTIONS
5.1.    Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2.    Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3.    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that (i) the Committee may approve a grant of an Option to become effective on a future date, in which case the date of grant shall be the date on which the grant becomes effective and not the date it is approved by the Committee, and (ii) in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 13.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 12.3 or a Substitute Award), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.
5.4.    Option Term. The term of each Option shall be fixed by the Committee in its discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Option may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.
5.5.    Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee (as defined in Section 13.3) thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time
(b)    Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee and subject to compliance with applicable legal requirements, by delivery of other consideration (excluding, however, delivery of a promissory note of the Participant) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) subject to compliance with applicable legal requirements, through any other method specified in an Award Agreement (including same-day sales through a broker or by withholding from the Participant sufficient Shares having an aggregate Fair Market Value at the time of exercise equal to the total option price of such underlying Award) at or after grant, or (v) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)    Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; any fractional Share shall be settled in cash.
5.6.    Form of Settlement. In its discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.
5.7.    Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 2,000,000 Shares, subject to adjustment as provided in Section 13.2.
5.8.    Effect of Termination of Employment/Service on Options and Stock Appreciation Rights. In the event of the termination of employment with the Company or a Subsidiary (or termination of service in the case of non-employees), the provisions of this Section apply to a Participant who holds Options or Stock Appreciation Rights.
(a)    Retirement. Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee or set forth in the Award Agreement, if the employment of a Participant by the Company or a Subsidiary terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), the Options or Stock Appreciation Rights held by such Participant shall become fully exercisable and may thereafter be exercised by such Participant (or such Participant 's guardian, legal representative or similar person) for a period specified by the Committee or in the Award Agreement prior to the date on which such retirement begins; provided, that such period shall not extend beyond the expiration date of the term of such Options or Stock Appreciation Rights specified in the Award Agreement relating thereto.
(b)    Disability and Death. Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee or set forth in the Award Agreement, if the employment of a Participant by the Company or a Subsidiary terminates by reason of disability or death, the Options or Stock Appreciation Rights held by such Participant shall become fully exercisable and may thereafter be exercised by such Participant (or such Participant 's executor, administrator, guardian, legal representative, beneficiary or similar person, as the case may be) for a period specified by the Committee or in the Award Agreement prior to the date of such Participant 's termination of employment or until the expiration of the term of such Options or Stock Appreciation Rights, whichever period is shorter.
(c)    Other Termination. Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee or set forth in the Award Agreement, if the employment of a Participant by the Company or a Subsidiary terminates for any reason other than as described in paragraph (a) or (b) of this Section, (i) the Options or Stock Appreciation Rights held by such Participant shall terminate 90 days after the date of such termination of employment or upon the expiration of the term of such Options or Stock Appreciation Rights, whichever period is shorter, and (ii)

such Options or Stock Appreciation Rights shall be exercisable only to the extent they were exercisable on the date of such Participant's termination of employment.
(d)    Death Following Termination of Service. Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee or set forth in the Award Agreement, if a Participant dies during the respective periods specified and determined in accordance with paragraph (a), (b) or (c) of this Section, the Options or Stock Appreciation Rights held by such Participant shall be exercisable only to the extent that they were exercisable on the date of the Participant's death and may thereafter be exercised by the Participant's executor, administrator, legal representative, beneficiary or similar person, as the case may be, for a period of two years (or such shorter period as the Committee or Award Agreement may specify) after the date of death or until the expiration of the term of such Options or Stock Appreciation Rights, whichever period is shorter.
(e)    Incentive Stock Options. Unless otherwise determined by the Committee or set forth in the Award Agreement, if the employment by the Company or a Subsidiary of a Participant terminates by reason of death or disability, the Incentive Stock Options held by such Participant shall become fully exercisable and may thereafter be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary or similar person) for a period of one year (or such shorter period as the Committee or Award Agreement may specify) after the date of such Participant's termination of employment or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. Unless otherwise determined by the Committee or set forth in the Award Agreement, if the employment by the Company or a Subsidiary of a Participant terminates for any reason other than death or disability, Incentive Stock Options held by such Participant shall be exercisable only to the extent they were exercisable on the date of such Participant's termination of employment and may thereafter be exercised for a period of three months after the date of such Participant's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter. If a Participant dies during the one-year period following termination of employment by reason of disability, or if a Participant dies during the three-month period following termination of employment for any reason other than death or disability, the Incentive Stock Option held by such Participant shall be exercisable only to the extent they were exercisable on the date of the Participant's death and may thereafter be exercised by the Participant's executor, administrator, legal representative, beneficiary or similar person for a period of one year (or such shorter period as the Committee or Award Agreement may specify) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.
6.    STOCK APPRECIATION RIGHTS
6.1.    Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its discretion.
6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock

Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 13.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b)The Committee shall determine in its discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price not less than 100% of the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code), and (ii) have a term not greater than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which a Stock Appreciation Right (other than one issued in tandem with an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Stock Appreciation Right may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than thirty (30) days after the exercise of such Stock Appreciation Right first would no longer violate such laws.

(e)An Award Agreement with respect to any Stock Appreciation Right may provide or be amended to provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)Without the approval of the Company’s stockholders, other than pursuant to Section 13.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 12.3 or a Substitute Award), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1.    Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2.    Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.
7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and, and subject to the limitations set forth in Section 9.6, the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award but shall, unless otherwise provided in the Award Agreement and subject to the limitations set forth in Section 9.6, be entitled to receive (currently or on a deferred basis) amounts equivalent to cash dividends with respect to the Shares covered by such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.
7.4.    Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, and subject to accelerated vesting provided for in an Award Agreement or determined in the Committee’s discretion in the event of [a Change in Control (as defined in Section 12.3) or] the termination of the Participant’s service with the Company and its Subsidiaries, Restricted Stock Awards and Restricted Stock Unit Awards subject only to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than one (1) year from the date of grant (and may vest pro rata over such time). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary
7.5.    Effect of Termination of Service/Employment. Unless otherwise determined by the Committee or set forth in any Award Agreement, if the employment by the Company or a Subsidiary of a Participant (or service in the case of non-employees) terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), disability or death, the Vesting Period applicable to Restricted Stock or Restricted Stock Units held by the Participant shall be deemed to have lapsed as of the date of such termination. Unless otherwise determined by the Committee or as set forth in any Award Agreement, in the event that a Participant ceases to be an employee of the Company or a Subsidiary for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), death or disability, any Restricted Stock or Restricted Stock Units held by the Participant for which the Vesting Period has not expired, lapsed or been terminated shall be forfeited.
7.6    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS
8.1.    Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.
8.2.    Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.
8.3.    Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee or as set forth in any Award Agreement, Other Share-Based Awards shall have a Vesting Period of not less than one (1) year from the date of grant (and may vest pro rata over such time) subject to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 12.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Awards intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.
8.4.    Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
8.5.    Effect of Termination of Service/Employment. Unless otherwise determined by the Committee or as provided in any Award Agreement, if the employment by the Company or a Subsidiary of a Participant (or service in the case of non-employees) terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), disability or death, the Vesting Period applicable to Other Share-Based Awards held by the Participant shall be deemed to have lapsed as of the date of such termination. Unless otherwise determined by the Committee or as provided in any Award Agreement, in the event that a Participant ceases to be an employee of the Company or a Subsidiary for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), death or disability, any the Other Share-Based Awards held by the Participant for which the Vesting Period has not expired, lapsed or been terminated shall be forfeited.
9.    PERFORMANCE AWARDS
9.1.    Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 11.2. Notwithstanding the foregoing, Performance Awards in the form of Performance Cash may not be granted to Directors of the Company.
9.2.    Award Agreements. The terms of any Performance Award other than awards of Performance Cash granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.
9.3.    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4.    Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
9.5.    Effect of Termination of Service/Employment. Unless otherwise provided for in an Award Agreement, the Committee shall determine in each instance whether and to what extent a Participant whose employment by the Company or a Subsidiary (or service in the case of non-employees) terminates prior to the end of the Performance Period by reason of (i) retirement on or after age 60 (or prior to such age with the consent of the Committee), (ii) disability, or (iii) death, the Participant (or such Participant's executor, administrator, guardian, legal representative, beneficiary or similar person, as the case may be) shall be entitled to any portion of the Performance Awards held by the Participant as of the date of the Participant’s retirement, disability or death. Unless otherwise determined by the Committee or provided for under an Award Agreement, in the event that a Participant ceases to be an employee of the Company or a Subsidiary (or ceases to provide services in the case of non-employees) for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), disability or death, the Performance Awards held by the Participant for which the Performance Period has not expired shall be forfeited.
9.6    Dividends. Notwithstanding any provision of this Plan to the contrary, dividends or Dividend Equivalents on Performance Shares (i.e., Restricted Stock Awards, Restricted Stock Unit

Awards, Stock Appreciation Rights and Other Share-Based Awards that vest upon the achievement of one or more performance goals) may not paid to a Participant (but they may be accumulated for eventual payment) until such time as the Committee determines that the performance criteria underlying such Performance Shares or Performance Units have been satisfied in accordance with Section 9.1.

9.7    Forfeiture/Recapture. The Committee may require, in an Award Agreement issued in respect of a Performance Award or as a condition to the payout of a Performance Award, that the Participant remain liable to forfeit some or all of the Performance Award or to pay back some or all of any Performance Cash or the gains realized by the Participant in connection with his sale of Performance Shares or Shares issued in respect of vesting of Performance Units, if the Company or a Subsidiary subsequently corrects or restates the results that formed the basis for the Performance Award to have been paid out or vested. The Committee shall have the authority in each instance to determine whether to impose such requirements, the parameters of any such requirements and whether or not to require forfeiture or repayment by any particular Participant.
10.    DIRECTORS' SHARES

Except as otherwise determined by the Board, Each Director shall have the option, in lieu of receiving his Annual Retainer for a given year, to receive a grant of Shares ("Directors' Shares") having an aggregate Fair Market Value equal to 100% of the amount of such Annual Retainer on the date such Annual Retainer would otherwise be payable. Except as otherwise determined by the Board, The foregoing option (i) must be exercised no later than the date such Annual Retainer would otherwise be payable, or if earlier, at such time as may be required by Section 409A of the Code, (ii) may be exercised only with respect to the entirety of the Annual Retainer and not with respect to a portion thereof, and (iii) may not be exercised, and no Directors Shares shall be granted in connection therewith, to the extent Shares are not available pursuant to Section 3.1 of this Plan or otherwise under this Plan or after the termination of this Plan. "Annual Retainer" means the regular, annual amount of compensation established by the Governance Committee and the Board which is payable in cash to each Director, not including any Board or committee meeting or similar fees or any expense reimbursement.

11.    CODE SECTION 162(m) PROVISIONS

11.1.    Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 11 is applicable to such Award.
11.2.    Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 11, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: total sales or revenues or sales or revenues per employee; operating income or profit (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings or book value per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions, including sales of the Company’s debt or equity securities; and implementation, completion or attainment of measurable objectives based on meeting specified cost targets, business expansion goals, and goals relating acquisitions or divestitures. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals (and any modifications to be applied thereto) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
11.3.    Adjustments. Notwithstanding any provision of the Plan (other than Article 13), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 11.3, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.
11.4.    Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
11.5.    Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 13.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 750,000 Shares and (ii) earn more than 750,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.
12.    CHANGE IN CONTROL PROVISIONS
12.1.    Impact on Certain Awards. Notwithstanding anything contained herein to the contrary, Award Agreements may provide, or be amended to provide, that in the event of a Change in Control of the Company (as defined in Section 12.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.
12.2.    Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) , except to the extent otherwise provided in any Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 12.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its discretion and its determination shall be conclusive and binding.
(b)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c)    The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
12.3.    Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:
(a)    The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or a wholly-owned subsidiary or any employee benefit plan thereof, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change in Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock and then outstanding voting securities, as the case may be;
(b)    Individuals who, as of the date hereof, constitute the Board (as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;
(c)    Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then outstanding voting securities;
(d)    Consummation of the sale of all or substantially all of the assets of the Company; or

(e)    Stockholder approval of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).
13.    GENERALLY APPLICABLE PROVISIONS
13.1.    Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders to the extent required by such applicable law or the rules and regulations of the principal securities exchange on which the Shares are traded, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) extend the term of the Plan following which Awards may not be granted as provided in Section 14.13 hereof, (e) amend any provision of Section 5.3 or Section 6.2(d), (f) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (g) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall, without such Participant's consent, impair the rights of a Participant in any material respect under any Award previously granted.
13.2.    Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences (and, as applicable, in such equitable and proportional manner as is consistent with Sections 162(m), 409A and 422 of the Code and the regulations thereunder), including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

13.3.    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any Award Agreement, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan and any Award Agreement. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
13.4.    Termination of Employment. Subject to the terms and conditions set forth herein, the Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
13.5.    Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with a Performance Award (i.e., an Award that vests based on the achievement of performance goals) shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
14.    MISCELLANEOUS
14.1.    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee); in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

14.2.    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.
14.3.    Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee , Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors Consultants or Participants under the Plan.
14.4.    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
14.5.    Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation, non-disclosure or similar covenant or agreement (including any such covenant in an Award Agreement) or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant engages in an activity referred to or prohibited in the preceding sentence, the Participant will forfeit all or any portion of any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
14.6.    Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.7.    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, or any division or business unit of the Company or any Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
14.8.    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
14.9.    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.
14.10.    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
14.11.    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
14.12.    Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
14.13.    Effective Date of Plan; Termination of Plan. The Plan shall be effective as of April 1, 2014, subject to the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
14.14.    Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
14.15.    Compliance with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.
14.16    No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any

Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
14.17.    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.